UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.   )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Information Statement

FUEL DOCTOR HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

INFORMATION STATEMENT

OF

FUEL DOCTOR HOLDINGS, INC.

20 Raul Wallenberg Street,

Tel Aviv, Israel

Tel: 647-558-5564

Dear Stockholders:

This Notice and the accompanying Information Statement are being furnished to the holders (“Stockholders”) of shares of common stock, par value $0.0001 of Fuel Doctor Holdings, Inc. (the “Common Stock”), a Delaware corporation (the “Corporation”), in connection with actions taken by the holders of a majority of the issued and outstanding Common Stock (the “Majority Consenting Stockholders”), which actions were approved by written consent on July __, 2023 (the “Stockholder Consent”) to:

Approve an Amended and Restated Certificate of Incorporation of the Corporation in order to, inter alia, (i) effect a name change from “Fuel Doctor Holdings, Inc.” to “Charging Robotics Inc.”; (ii) effect a reverse stock split; and (iii) restate certain other provisions therein.

The actions to be taken pursuant to the Stockholder Consent shall be taken at such future date as determined by the board of directors of the Corporation (the “Board”), as evidenced by the filing of the certificates of amendment with the Secretary of State of the State of Delaware, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the Stockholders of record as of July __, 2023. The Amended and Restated Certificate of Incorporation was authorized and approved by the Stockholder Consent, a copy of which is included in Exhibit A attached hereto.

This Information Statement is being sent to you for information purposes only and you are not required to take any action.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

By Order of the Board of Directors:

Hovav Gilan
Director, Chief Executive Officer

July __, 2023

FUEL DOCTOR HOLDINGS, INC.

20 Raul Wallenberg Street,

Tel Aviv, Israel

Tel: 647-558-5564

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

This Information Statement is being filed with the United States Securities and Exchange Commission (the “SEC”) on July __, 2023, in connection with the Stockholder Consent, dated July __, 2023 to approve the Amended and Restated Certificate of Incorporation of the Corporation in order to effect, among others, (i) a name change from “Fuel Doctor Holdings, Inc.” to “Charging Robotics Inc.” (the “Name Change”), (ii) a reverse stock split of the Corporation’s Common Stock at a ratio of 1-for-150 (the “Reverse Stock Split”), and (iii) to restate certain other provisions therein (collectively the “Amended and Restated Certificate”).

A copy of the form of Stockholder Consent regarding the Amended and Restated Certificate is attached as Exhibit A to this Information Statement.

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), the actions approved by the Majority Consenting Stockholders cannot become effective until twenty (20) days from the date of mailing or furnishing of the Definitive Information Statement to our Stockholders.

The Amended and Restated Certificate will be effective upon receipt of approval from the Financial Industry Regulatory Authority (“FINRA”) and the filing of the Amended and Restated Certificate with the Secretary of the State of Delaware (the “Effective Date”). New Common Stock certificates reflecting the Name Change and the Reverse Stock Split will not be issued on the Effective Date.

As of July __, 2023 (the “Record Date”), there were 1,372,656,029 shares of our Common Stock issued and outstanding and there were no shares of preferred stock issued and outstanding.

As of the Record Date, the Majority Stockholders held 1,193,124,666 shares of Common Stock, and therefore having 86.92% of all outstanding Common Stock. Therefore, no other stockholder consents will be obtained in connection with this Information Statement. The table below sets forth the ownership interests of the Majority Consenting Stockholders:

Name of Majority Stockholder	Number of Shares of Common Stock that Voted in Favor of the Resolutions	Percentage of Common Stock that Voted in Favor of the Resolutions(1)
Oz Adler	3,600,000	0.26%
Orly Aronson	3,333,333	0.24%
Attribute Ltd	23,333,333	1.70%
Advinco Ltd	20,550,000	1.50%
Yacov Baranes	2,400,000	0.17%
Buffalo Investment Ltd.	12,000,000	0.87%
Capitalink Ltd.	40,563,317	2.96%
Liron Carmel	6,725,000	0.49%
Ariel Dor	36,020,113	2.62%
Juachim Fuchs	10,000,000	0.73%
Asi Levi	1,000,000	0.07%
Gadi Levin	3,333,333	0.24%
LIA Pure Capital Ltd.	40,563,317	2.96%
Medigus Ltd.	917,543,253	66.84%
Liat Sidi	11,470,000	0.84%
Tamrid Ltd.	20,550,000	1.50%
Eli Yoresh	12,000,000	0.87%
Total	1,193,124,666	86.92%

(1)	Applicable percentage ownership is based on 1,372,656,029 shares of Common Stock outstanding as of the Record Date.

The Corporation will bear the expenses relating to this Information Statement, including expenses in connection with preparing and mailing this Information Statement and any documents that now accompany or may in the future supplement it. The Corporation contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our Common Stock held of record by these persons, and the Corporation will reimburse them for their reasonable expenses incurred in this process.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTER DESCRIBED HEREIN.

ACTIONS TAKEN BY THE BOARD OF DIRECTORS AND MAJORITY CONSENTING STOCKHOLDERS

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

On July __, 2023, the Majority Consenting Stockholders approved the Stockholder Consent, approving the Amended and Restated Certificate to effect, among others, (i) the Name Change, (ii) the Reverse Stock Split, and (iii) restate certain other provisions therein.

The foregoing description of the Amended and Restated Certificate is not intended to be complete and qualified in its entirety by reference thereto, which is included in Exhibit A attached hereto.

Effective Date

The Corporation will need to file the Amended and Restated Certificate with the Delaware Secretary of State in order for the Amended and Restated Certificate to become effective. Under federal securities rules and regulations, the Corporation may not file the Amended and Restated Certificate until at least 20 calendar days after the mailing or furnishing of this Information Statement to the Stockholders. The effectuation of the Name Change and the Reverse Stock Split are conditioned upon the filing of the Amended and Restated Certificate with the Delaware Secretary of State, which will be filed as soon as practicable, following such 20 calendar day period and following the receipt of the required regulatory processing by FINRA.

Reverse Stock Split

Pursuant to the Reverse Stock Split, and as determined by the Board in accordance with the authority delegated to it by the Stockholders, each one hundred and fifty (150) outstanding shares of Common Stock will be automatically converted, without any further action by the Stockholders, into one (1) share of Common Stock. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, each Stockholder will be entitled to receive one share of Common Stock in lieu of the fractional share that would have resulted from the Reverse Stock Split.

Reasons for the Reverse Stock Split

The Reverse Stock Split is needed in order to allow the Corporation to pursue a number of strategic business alternatives and fund-raising initiatives, included the possible future listing of the Common Stock on The Nasdaq Capital Market. The Corporation believes that an uplisting of the Common Stock to The Nasdaq Capital Market will make the Common Stock more attractive to a broad range of investors. We believe that the Reverse Stock Split is the Corporation’s best option to meet one of the sets of criteria to obtain an initial listing on The Nasdaq Capital Market. The Nasdaq Capital Market requires, among other criteria, an initial bid price of least $4.00 per share or a closing price of $3.00 per share (or, if certain other conditions are met, which may not apply to us, a closing price of $2.00 per share), depending on the other quantitative listing standards that are met in connection with the initial listing. Following an initial listing, The Nasdaq Capital Market requires that a listed company maintain a bid price of at least $1.00 per share. A decrease in the number of outstanding shares of the Common Stock resulting from the Reverse Stock Split should, absent other factors, increase the per share market price of the Common Stock, although the Corporation cannot provide any assurance that the minimum bid price of the Common Stock would remain over the minimum bid price requirement of The Nasdaq Capital Market following the Reverse Stock Split and until such time that the Corporation submits its initial listing application to The Nasdaq Capital Market.

Effect of the Reverse Stock Split

The principal effect of the Reverse Stock Split will be a decrease in the number of shares of Common Stock issued and outstanding from 1,372,656,029 shares of Common Stock as of July 26, 2023, to approximately 9,151,000 shares of Common Stock upon the consummation of the Reverse Stock Split. The Reverse Stock Split will affect all Stockholders of the Corporation uniformly and will not affect any Stockholders’ percentage ownership interest in the Corporation or proportionate voting power, except to the extent that the Reverse Stock Split results in any Stockholder holding a fractional share of Common Stock. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split, rather, each Stockholder will be entitled to receive one share of Common Stock in lieu of the fractional share that would have resulted from the Reverse Stock Split. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Corporation. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. The Corporation will continue to be subject to the periodic reporting requirements of the Exchange Act.

Certain Risks Associated with Reverse Stock Split

Stockholders should recognize that each such Stockholder will own a lesser number of Common Stock than such Stockholder presently owns. While the Corporation hopes that the Reverse Stock Split will result in an increase in the potential stock price of the Common Stock, the Corporation cannot assure each Stockholder that the Reverse Stock Split will increase the potential stock price of the Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of the Common Stock decline, the percentage decline as an absolute number and as a percentage of the Corporation’s overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of the Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of Stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, the Corporation cannot assure each Stockholder that the Reverse Stock Split will achieve the desired results that have been outlined above.

Fairness of the Process

The Board of the Corporation did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Stock Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the terms of the Reverse Stock Split.

Street Name Holders of Common Stock

The Corporation intends for the Reverse Stock Split to treat Stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as Stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures. Accordingly, Stockholders holding Common Stock in street name should contact their nominees.

Stock Certificates

Mandatory surrender of certificates is not required by the Stockholders. The Corporation’s transfer agent will adjust the record books of the Corporation to reflect the Reverse Stock Split as of the Effective Date. New certificates will not be mailed to the Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table lists the number of shares of Common Stock of our Corporation as of the Record Date that are beneficially owned by (i) each person or entity known to our Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Corporation; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Unless otherwise indicated, the address of each person or entity named below is c/o the Company, 20 Raul Wallenberg Street, Tel Aviv, Israel.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)
Principal Stockholders
Medigus Ltd.(1)	917,543,253	66.84%
E.G. Europe Properties Ltd	95,400,000	6.95%

Executive Officers and Directors
Hovav Gilan, Director, Chief Executive Officer	-	-%
Gadi Levin, Chief Financial Officer	3,333,333	* %
Yaki Baranes, Director	2,400,000	* %
Eliyahu Yoresh, Director	12,000,000	* %
Amitay Weiss, Director	-	-%
Tali Dinar, Director	-	-%
Officers and Directors as a Group (8 persons)

*	Less than 1%.

(1)	Includes 1,372,656,029 of shares of Common Stock. No convertible securities are exercisable within 60 days.

ADDITIONAL INFORMATION

The Corporation is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C., 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

We will provide without charge an information statement upon written or oral request of such person by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Corporation will deliver promptly upon written or oral request a separate copy of the Information Statement to a Stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Corporation should direct the additional copy of the Information Statement, to the Corporation at Charging Robotics Inc., 20 Raul Wallenberg Street, Tel Aviv, Israel.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Corporation to mail each Stockholder a separate copy of future mailings, you may mail notification to, or call the Corporation at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Corporation to mail one copy of future mailings to Stockholders at the shared address, notification of such request may also be made by mail or telephone to the Corporation’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Corporation only for informational purposes in connection with the Stockholder actions by written consent described herein, pursuant to and in accordance with Rule 14c-2 under the Exchange Act. Please carefully read this Information Statement.

By order of the Board of Directors of

FUEL DOCTOR HOLDINGS, INC.

20 Raul Wallenberg Street,

Tel Aviv, Israel

Tel: 647-558-5564

July __, 2023

By:	/s/ Hovav Gilan
Hovav Gilan
Director, Chief Executive Officer

Exhibit A

ACTION BY CONSENT

OF

STOCKHOLDERS

OF

FUEL DOCTOR HOLDINGS, INC.

The undersigned, stockholders of Fuel Doctor Holdings, Inc., a Delaware corporation (the “Corporation”), hereby consent to and adopt the following resolutions pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

WHEREAS, the Board of Directors of the Corporation (the “Board”) has declared advisable, adopted, approved, and recommended certain revisions to the Corporation’s certificate of incorporation as currently in effect (“Existing Certificate”) to (i) change the name of the Corporation to “Charging Robotics Inc.”; (ii) effect a reverse stock split of the Corporation’s issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”), pursuant to which each One Hundred fifty shares of Common Stock outstanding immediately before the Reverse Stock Split shall be reclassified and combined into one (1) share of Common Stock and any fractional shares arising from the reclassification and combination shall be rounded up to the next whole share (the “Reverse Stock Split”); and (ii) make certain changes, all as set forth in the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the “A&R Certificate”).

NOW, THEREFORE, BE IT RESOLVED, that the A&R Certificate is fair and hereby adopted and approved in all respects.

RESOLVED, that the officers of the Corporation be, and each officer acting singly hereby is, authorized and directed, for and on behalf of the Corporation, to make such filings with the Secretary of State of the State of Delaware as may be deemed necessary or appropriate with respect to the A&R Certificate.

RESOLVED, that, at any time prior to the effectiveness of the filing of the A&R Certificate with the Secretary of State of the State of Delaware, notwithstanding authorization of the A&R Certificate by the stockholders, the Board may abandon the A&R Certificate without further action by the stockholders.

RESOLVED, that each and any of the officers and directors of the Company are hereby authorized and directed to take all steps necessary to file the A&R Certificate with the Delaware Secretary of State, and any required regulatory filings with the Securities and Exchange Commission or the Financial Industry Regulatory Authority in order to effect, inter alia, the Reverse Stock Split and any other certain revisions to the Existing Certificate.

Adoption of Equity Incentive Plan

WHEREAS, the Board has declared advisable, adopted, approved, and recommended to adopt the Charging Robotics, Inc. 2023 Equity Incentive Plan substantially in the form attached as Exhibit B-1 (the “2023 Equity Incentive Plan”) including the Sub-Plan – Israeli Taxpayers, substantially in the form attached Exhibit B-2 (the “Israeli Sub-Plan”) for the purpose of attracting, motivating, retaining and rewarding high quality executives and other employees, officers, directors, consultants and other persons who provide services to the Corporation or its related entities by enabling such persons to acquire or increase a proprietary interest in the Corporation in order to strengthen the mutuality of interests between such persons and the Corporation’s stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholders value.

RESOLVED, that the 2023 Equity Incentive Plan and the Israeli Sub-Plan are hereby adopted, approved, ratified and confirmed.

OMNIBUS RESOLUTIONS

RESOLVED, that the officers of the Corporation and each of them acting singly are and each hereby is authorized, empowered and directed (i) to execute, seal and deliver in the name of and on behalf of the Corporation any and all documents, agreements and instruments to effectuate any of the foregoing resolutions, all with such changes therein as any of such officers may deem necessary or desirable; and (ii) to take such action (including without limitation the filing of any and all applications and the payment of any and all filing fees and expenses), or to cause the Corporation or any other person to take such action as may in the judgment of the officer so acting be necessary or desirable in connection with, or in furtherance of, any of the foregoing resolutions, and the execution and delivery of any such document, agreement or instrument or the taking of any such action shall be conclusive evidence of such officer’s authority hereunder to so act.

RESOLVED, that all actions taken by the directors and the officers of the Corporation in connection with any and all of the transactions referred to in or contemplated by any of the foregoing resolutions are and each hereby is ratified, confirmed and approved.

RESOLVED, that this consent may be executed and delivered via any method permitted under the DGCL (including, without limitation, by electronic transmission or by electronic mail containing a portable document format (.pdf) file of an executed signature page) and in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one action; any copy, facsimile or other reliable reproduction of this consent may be substituted or used in lieu of the original consent for any and all purposes for which the original consent could be used; and this consent shall be filed with the minutes of the proceedings of the stockholders of the Corporation.

[Signature page(s) follow(s)]

IN WITNESS WHEREOF, the undersigned hereby adopts and approves this consent with respect to all shares of the Corporation’s capital stock held by such stockholder. Each of the undersigned hereby instructs, in accordance with Section 228(c) of the DGCL, that the consent of such stockholder shall be effective upon the later to occur of: (i) the time that is immediately following the effectiveness of the Board resolutions approving the A&R Certificate; and (ii) the execution and delivery of this consent by such stockholder.

STOCKHOLDER

By:
Name:
Date:

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FUEL DOCTOR HOLDINGS, INC.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

Fuel Doctor Holdings, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law of the State of Delaware”), DOES HEREBY CERTIFY:

1. That the name of this Corporation is Fuel Doctor Holdings, Inc., and that the original certificate of incorporation of this corporation was filed on March 25, 2008.

2. That this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

3. That this Amended and Restated Certificate of Incorporation hereby restates, integrates and further amends the certificate of incorporation of the Corporation in its entirety to read as follows:

FIRST: The name of the corporation (hereinafter called the "Corporation") is: Charging Robotics Inc.

SECOND: The address, including street, number, city and county of the registered office of the corporation in the State of Delaware is 16192 Coastal Highway, Lewes DE 19958, and the name of the registered agent of the Corporation in the State of Delaware at such address is Harvard Business Services, Inc.

THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: Effective immediately upon the effectiveness of this Amended and Restated Certificate of Incorporation (the “Effective Time”), each One Hundred Fifty (150) shares of Common Stock that are outstanding immediately prior to the Effective Time shall be reclassified by combining them into one (1) validly issued, fully paid and non-assessable share of Common Stock (the “Stock Split”). The Stock Split shall occur automatically without any further action by the Corporation or its stockholders and whether or not any certificate representing such shares immediately prior to the Effective Time (the “Old Certificate”) is surrendered to the Corporation. The Stock Split shall be effected on a stockholder-by-stockholder basis, and any and all fractional shares resulting from the split shall be rounded up to the next whole share. Following the Effective Time, each Old Certificate shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been reclassified and combined, until such time as such Old Certificate has been surrendered to the Corporation. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Billion (3,000,000,000) shares of which Ten Million (10,000,000) shares shall be Preferred Stock, par value $.0001 per share, and Two Billion Nine Hundred Ninety Million (2,990,000,000) shall be Common Stock, par value $.0001 per share. The voting power, designations, preferences and relative participating option or other special qualifications, limitations or restrictions are set forth hereinafter:

1. Preferred Stock

(a) The Preferred Stock may be issued in one or more series, each of which shall be distinctively designated, shall rank equally and shall be identical in all respects except as otherwise provided in subsection l(b) of the Section FOURTH.

(b) Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock of any series and to state in the resolution or resolutions providing for the issuance of shares of any series the voting powers, if any, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the law of the State of Delaware in respect of the matters set for the in the following clauses (i) to (viii) inclusive:

(i) the number of shares to constitute such series and the distinctive designations thereof;

(ii) the voting powers, full or limited, if any of such series;

(iii) the rate of dividends payable on shares of such series, the conditions on which and the times when such dividends are payable, the preference to, or the relation to, the payment of the dividends payable on any other class, classes or series of stock, whether cumulative or non-cumulative and, if cumulative, the date from which dividends on shares of such series shall be cumulative;

(iv) the redemption price or prices, if any, and the terms and conditions on which shares of such series shall be redeemable;

(v) the requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such series, and, if so, the amount of such fund or funds and the manner of application;

(vi) the rights of shares of such series upon the liquidation, dissolution or winding-up of, or upon any distribution of the assets of, the Corporation;

(vii) the rights, if any, of the holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares s hall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange;

(viii) any other preferences and relative, participating, optional or other special rights of shares of such series and qualifications, limitations or restrictions including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations or restrictions of rights or powers to which shares of any future series shall be subject.

(c) The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the votes of all classes of voting securities of the Corporation without a class vote of the Preferred Stock, or any series thereof, except as otherwise provided in the resolution or resolutions fixing the voting rights of any series of the Preferred Stock.

2. Common Stock

(a) After the requirements with respect to preferential dividends on the Preferred Stock (fixes in accordance with the provisions of Paragraph I of the Section FOURTH), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of same as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Paragraph I of this Section FOURTH), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph 1 of this Section FOURTH, then and not otherwise the holders of common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

(b) After distribution in full of the preferential amount (fixed in accordance with the provisions of Paragraph 1 of this Section FOURTH), it any, to be distributed to the holders of Preferred Stock in the event of the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the corporation, the holders of Common Stock shall, subject to the rights, if any, of the holders of Preferred Stock to participate therein (fixed in accordance with the provisions of Paragraph I of this Section FOURTH) be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stock holders ratably in proportion to the number of shares of Common Stock held by them respectively.

(c) Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Paragraph l of the Section FOURTH, each holder of Common Stock shall have one vote in respect of each share of common stock held by him on all matters voted upon by the stockholders.

3. Other provisions related to shares of stock

(a) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates if indebtedness debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

(b) The powers and rights of Common Stock shall be subordinated to the powers, preferences and rights of the holders of Preferred Stock. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph 1 of this Section FOURTH and the consent, by class or series, vote or otherwise, of the holders of such of the series as are from time to time outstanding Preferred Stock as for the issuance by the Board of Directors shall not be required of any other series of rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to Paragraph I of this Section FOURTH that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

(c) Subject to the provisions of subparagraph (b) of this Paragraph of this Section FOURTH, shares of any series of Preferred Stock may be authorized or issued from time to time as the Board of Directors in is sole discretion shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors in its sole discretion.

(d) Shares of Common stock may be issued from time to time as the Board of Directors in its sole discretion shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors in its sole discretion.

(e) The authorized number of shares of Common Stock and of Preferred Stock may be increased or decreased from time to time by the affirmative vote of the holders of a majority of the outstanding shares of Common stock and Preferred Stock of the Corporation entitled to vote thereon.

FIFTH: The Corporation is to have perpetual existence.

SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under 291 of Title 8 of the Delaware Code or on application of trustees in dissolution or of any receiver or receivers appointed for this corporation under 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of I 09 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Restated Certificate of Incorporation.

3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Restated Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of Paragraph (2) of Subsection (b) of 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

EIGHTH: The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of Paragraph (7) of Subsection (b) of 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

NINTH: The Corporation shall, to the fullest extent permitted by the provisions of 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all person whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs , executors, and administrators of such person.

TENTH: From time to time any of the provisions of this Restated Certificate of Incorporation may be amended, altered or repealed and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

In witness whereof, the corporation has caused this certificate to be signed by its authorized officer on July __, 2023

[    ], Secretary

Exhibit B-1

2023 Equity Incentive Plan

Fuel Doctor Holdings, Inc.

2023 EQUITY INCENTIVE PLAN

B-1-1

Fuel Doctor Holdings, Inc.

2023 EQUITY INCENTIVE PLAN

1. Purpose	B-1-3

2. Definitions	B-1-3

3. Administration.	B-1-7

4. Shares Subject to Plan.	B-1-8

5. Eligibility	B-1-9

6. Specific Terms of Awards.	B-1-9

7. Certain Provisions Applicable to Awards.	B-1-14

8. Change in Control.	B-1-16

9. General Provisions.	B-1-17

B-1-2

Fuel Doctor Holdings, Inc.

2023 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of this Fuel Doctor Holdings, Inc. 2023 Equity Incentive Plan (including any sub-plans as applicable), as may be amended from time to time (the “Plan”) is to assist Fuel Doctor Holdings, Inc., a Delaware corporation (the “Company”), and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest relating to Shares or other property (including cash), granted to a Participant under the Plan.

(b) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” shall mean the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s estate.

(d) “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” as set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, or any violation or breach of any material written policy or rule of the Company as may be in effect from time to time, including any of such policy or rule regarding sexual harassment or work-place discrimination, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure, confidentiality and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, including the Participant’s commission of or participation in an act of fraud, embezzlement, misappropriation, breach of fiduciary duty against the Company or a Related Entity, (v) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or while performing Participant’s duties and responsibilities for the Company, or the use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the Participant’s conviction of, or plea of guilty or nolo contendere to, any felony or crime involving moral turpitude. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

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(g) “Change in Control” shall mean a Change in Control as defined in Section 8(b) of the Plan.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” shall mean a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan and (ii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(j) “Consultant” shall mean any consultant or advisor who provides services to the Company or any Related Entity, so long as (i) such person renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) such person does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) the identity of such person would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act of 1933 or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act of 1933.

(k) “Continuous Service” shall mean the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence (including, without limitation, sick leave, military leave, or any other authorized personal leave), (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement).

(l) “Director” shall mean a member of the Board or the board of directors of any Related Entity.

(m) “Disability” shall mean, unless otherwise defined in an Award Agreement, for purposes of the exercise of an Incentive Stock Option, a permanent and total disability, within the meaning of Code Section 22(e)(3), and for all other purposes, the Participant’s inability to perform the duties of his or her position with the Company or any Related Entity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(n) “Dividend Equivalent” shall mean a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(o) “Effective Date” shall mean the date on which the Board approves this Plan which shall be June 25, 2023.

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(p) “Eligible Person” shall mean each Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(q) “Employee” shall mean any person, including an officer or Director, who is an employee of the Company or any Related Entity, or is a prospective employee of the Company or any Related Entity (conditioned upon and effective not earlier than, such person becoming an employee of the Company or any Related Entity). The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(s) “Fair Market Value” shall mean the fair market value of Shares, Awards or other property on the date as of which the value is being determined, as determined by the Committee, or under procedures established by the Committee, in a manner intended to satisfy the principles of Section 409A of the Code or Section 422 of the Code, to the extent applicable, subject to the following:

(i) If, on such date, the Shares are listed on an international, national or regional securities exchange or market system, the Fair Market Value of a Share shall be the closing price of a Share (or the mean of the closing bid and asked prices of a Share if the Share is so quoted instead) as quoted on the applicable exchange or system, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Share has traded on such exchange or system, the date on which the Fair Market Value shall be established shall be the last day on which the Share was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion

(ii) If, on such date, the Shares are not listed on an international, national or regional securities exchange or market system but is traded on an over-the-counter market, the Fair Market Value of a Share shall be the average of the closing bid and asked prices for Shares or, if no closing bid and asked prices, the last closing price, in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market.

(iii) If, on such date, the Shares are not listed on an international, national or regional securities exchange or market system and are not traded on an over-the-counter market, the Fair Market Value of a Share shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(t) “Incentive Stock Option” shall mean any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(u) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(v) “Incumbent Board” shall mean the Incumbent Board as defined in Section 8(b)(ii) hereof.

B-1-5

(w) “IPO” shall mean an initial public offering of Shares underwritten on a firm commitment basis pursuant to a registration statement filed with the Securities Exchange Commission.

(x) “Listing Market” shall mean the international, national or regional securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

(y) “Option” shall mean a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(z) “Optionee” shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(aa) “Other Stock-Based Awards” shall mean Awards granted to a Participant under Section 6(i) hereof.

(bb) “Parent” shall mean any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(cc) “Participant” shall mean a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(dd) “Performance Award” shall mean any Award granted pursuant to Section 6(h) hereof.

(ee) “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(ff) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof and shall include a “group” as defined in Section 13(d) thereof.

(gg) “Related Entity” shall mean any Parent or Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Committee in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly and with respect to which the Company may offer or sell securities pursuant to the Plan in reliance upon either Rule 701 under the Securities Act of 1933 or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act of 1933.

(hh) “Restricted Stock” shall mean any Share issued with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ii) “Restricted Stock Award” shall mean an Award granted to a Participant under Section 6(d) hereof.

(jj) “Restricted Stock Unit” shall mean a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares, or a combination thereof, at the end of a specified deferral period.

(kk) “Restricted Stock Unit Award” shall mean an Award of Restricted Stock Units granted to a Participant under Section 6(e) hereof.

B-1-6

(ll) “Restriction Period” shall mean the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(mm) “Rule 16b-3” shall mean Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(nn) “Shares” shall mean the shares of Common Stock of the Company and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 9(c) hereof.

(oo) “Stock Appreciation Right” shall mean a right granted to a Participant under Section 6(c) hereof.

(pp) “Subsidiary” shall mean any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(qq) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Related Entity or any Participant or Beneficiary,or any transferee under Section 9(b) hereof or any other person claiming rights from or through any of the foregoing persons or entities.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Ac, and (ii) with respect to any Award to an Independent Director. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to members of the Board, or officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering the Plan, including, without limitation, appointing one or more members of the Company’s management, with the power or authority otherwise granted to the Committee under this Plan with respect to a number of Shares reserved and available for delivery under the Plan, subject to the terms and limitations of such power or authority as determined by the Committee in its sole and absolute discretion. In no event, however, may an agent appointed by the Committee to assist it in administering the Plan be permitted to grant Awards to, or exercise any discretion with respect to any and all other matters relating to Awards previously granted to, such agent appointed by the Committee to assist it in administering the Plan.

B-1-7

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 9(c) hereof, the aggregate number of Shares that may be issued under all Awards under the Plan shall be equal to 205,898,404 (the “Share Pool”). In addition, the Share Pool will automatically increase on January 1st of each year for a period of up to ten years, commencing on the first January 1 following the Effective Date and ending on (and including) January 1, 2033, in an amount equal to the lesser of (i) five (5) % of the total number of Shares outstanding on such January 1 or (ii) such smaller number of Shares as is determined by the Board. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares that would be counted against the limit upon settlement of then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, be added back to the Share Pool and again be available for delivery with respect to Awards under the Plan.

(ii) Shares withheld from an Award to satisfy either (i) the exercise price or purchase price of such Award, or (ii) any tax withholding requirements shall not count against the maximum number of Shares remaining available for issuance pursuant to Awards granted under the Plan and, for the avoidance of doubt, shall be added back to the Share Pool.

(iii) Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Incentive Stock Options shall be counted against the aggregate number of Shares available for Awards of Incentive Stock Options under the Plan pursuant to Section 4(c)(v) herein. Additionally, in the event that an entity acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s shareholders under the rules of the Listing Market. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

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(iv) Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(v) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 9(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 205,898,404 Shares. In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the date on which the Board adopts the Plan.

(vi) Notwithstanding anything in this Section 4 to the contrary, but subject to adjustment as provided in Section 9(c) hereof, in any fiscal year of the Company during any part of which the Plan is in effect, no Participant who is a Director but is not also an Employee or Consultant may be granted any Awards that have a “fair value” as of the date of grant, as determined in accordance with FASB ASC Topic 718 (or any other applicable accounting guidance), that exceeds $100,000 in the aggregate.

5. Eligibility. Awards may be granted under the Plan only to Eligible Persons.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e) hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the laws of the State of Delaware, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 9(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), (C) cancel an outstanding Option in exchange for an Option with an exercise price that is less than the exercise price of the original Options or (D) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s shareholders.

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(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method by which notice of exercise is to be given and the form of exercise notice to be used, the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Form of Settlement. The Committee may, in its sole discretion, provide that the Shares to be issued upon exercise of an Option shall be in the form of Restricted Stock or other similar securities.

(iv) Incentive Stock Options. The Committee shall only grant Incentive Stock Options if (y) with respect to the initial Share Pool set forth in Section 4(a) and 4(c)(vi), within 12 months of the Effective Date, and/or (z) with respect to any increase in the Share pools set forth in Sections 4(a) and 4(c)(iv) by an amendment to this Plan, within 12 months of the effective date of any such amendment the Plan or amendment, whichever applicable, is approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Section 422, applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Incentive Stock Options may be granted subject to shareholder approval but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant;

(B) the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and

(C) if Shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

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(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Section 9(c)(i) and (ii) of the Plan, the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), (C) cancel an outstanding Stock Appreciation Right in exchange for a Stock Appreciation Right with a grant price that is less than the grant price of the original Stock Appreciation Right, or (D) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without shareholder approval.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 9(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or Beneficiary.

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(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee shall either (A) require that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock, or (B) require that payment be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash dividend is payable, in each case in a manner that does not violate the requirements of Section 409A of the Code. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant in a manner that does not violate the requirements of Section 409A of the Code). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership. Prior to satisfaction of a Restricted Stock Unit Award, except as otherwise provided in an Award Agreement and as permitted under Section 409A of the Code, a Restricted Stock Unit Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or any Beneficiary.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

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(iii) Dividend Equivalents. As a condition to the grant of a Restricted Stock Unit, the Committee shall require that any cash dividends paid on a Share attributable to such Restricted Stock Unit be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such cash dividend is payable, in a manner that does not violate the requirements of Section 409A of the Code. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such Shares or other property have been distributed.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued, or whether such Dividend Equivalents shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify; provided, that in no event shall such Dividend Equivalents be paid out to Participants prior to vesting of the corresponding Shares underlying the Award. Any such determination by the Committee shall be made at the grant date of the applicable Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The performance criteria may consist of the following (determined for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity): (1) earnings per share; (2) revenues or margins; (3) cash flow (including operating cash flow, free cash flow, discounted return on investment, and cash flow in excess of cost of capital); (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before all or some of the following items: interest, taxes, depreciation, amortization, stock-based compensation, ASC 718 expense, or any extraordinary or special items; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a Share. Any of the foregoing criteria may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index, the Nasdaq Composite Index, the Russell 2000 Index, or another group of companies that are comparable to the Company. In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee shall exclude the impact of (i) restructurings, discontinued operations, and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Committee specifies at the time the Award is granted. Except as may be provided in Section 8 or an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period, the duration of the Performance Period and the amount of the Award to be distributed, in each case, shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.

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(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Except as otherwise provided in the last sentence of Section 6(h) hereof, the Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to be exempt from or comply with Section 409A of the Code.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code); provided, however, that in the event that on the last day of the term of an Option or a Stock Appreciation Right, other than an Incentive Stock Option, (i) the exercise of the Option or Stock Appreciation Right is prohibited by applicable law, or (ii) Shares may not be purchased, or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right may be extended by the Committee for a period of up to thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, provided that such extension of the term of the Option or Stock Appreciation Right would not cause the Option or Stock Appreciation Right to violate the requirements of Section 409A of the Code .

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, subject to the terms of the Plan, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations adopted by the Securities and Exchange Commission thereunder, all applicable rules of the Listing Market and any other applicable law, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 7(e) of this Plan, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The acceleration of the settlement of any Award, and the payment of any Award in installments or on an deferred basis, all shall be done in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

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(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Section 409A Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii) Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

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8. Change in Control.

(a) Effect of “Change in Control.” Subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, an Award may be subject to acceleration of vesting and exercisability if and only to the extent expressly provided for in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement entered into prior to the occurrence of a Change in Control (as defined below), or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently. Except as otherwise provided in Section 8(a)(iv) hereof, such Awards shall be treated as follows upon the occurrence of a “Change in Control,” as defined in Section 8(b):

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 9(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 9(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, consider such Awards to have been earned and payable based on actual achievement of performance goals as measured immediately prior to the consummation of the Change in Control or based upon target performance (either in full or pro-rata based on the portion of the Performance Period completed as of the Change in Control), except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 9(a).

(iv) Except as otherwise provided in any employment or other agreement for services between the Participant and the Company or any Subsidiary, and unless the Committee otherwise determines in a specific instance, each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall not be accelerated as described in Sections 8(a)(i), (ii) and (iii), if either (A) the Company is the surviving entity in the Change in Control and the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award continues to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control or (B) the successor company or its parent company assumes or substitutes for the applicable Award, as determined in accordance with Section 9(c)(ii) of this Plan.

(b) Definition of “Change in Control”. Unless otherwise specified in any employment or other agreement for services between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition (whether by purchase, merger, consolidation, combination, or other similar transaction) by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of (A) the then-outstanding shares of Common Stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute or result in a Change in Control: (w) any acquisition by the Company or any Related Entity; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) below; or

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(ii) During any period of twelve (12) consecutive months (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any one or more Subsidiaries whose combined revenues for the prior fiscal year represented more than 50% of the consolidated revenues of the Company and its Subsidiaries for the prior fiscal year (the “Major Subsidiaries”), or (B) a sale or other disposition of all or substantially all of the assets of the Company or the Major Subsidiaries, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each of the events referred to in clauses (A) and (B) sometimes hereinafter being referred to a “Business Combination”), unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Voting Securities, (excluding any outstanding voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Combination as a result of their ownership, prior to such consummation, of voting securities of any company or other entity involved in or forming part of such Business Combination other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Entity or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

Notwithstanding anything to the contrary herein, the term “Change in Control” shall not include any sale of assets, a merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

9. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

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(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon), are by gift or pursuant to a domestic relations order, and are to a “Permitted Assignee” that is a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of securities on a Form S-8 registration statement. For this purpose, a Permitted Assignee shall mean (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clauses (i) and (ii) are the only partners, members or shareholders, or (iv) a foundation in which any person or entity designated in clauses (i), (ii) or (iii) above control the management of assets. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem appropriate and equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate in order to prevent the reduction or enlargement of benefits under any Award; provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment under this Section 9(c) shall be conclusive and binding for all purposes.

(ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control (and subject to the provisions of Section 8 of this Plan relating to the vesting of Awards in the event of any Change in Control and subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code), any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (D) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards, which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction, (it being understood that, in such event, any Option or Stock Appreciation Right having a per Share exercise or grant price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor). For the purposes of this Plan, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award shall be considered assumed or substituted for if following the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 9(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.

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(iii) Other Adjustments. The Committee or the Board is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to satisfaction of performance goals, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

(d) Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

(e) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. The amount of withholding tax paid with respect to an Award by the withholding of Shares otherwise deliverable pursuant to the Award or by delivering Shares already owned shall not exceed the maximum statutory withholding required with respect to that Award (or such other limit as the Committee shall impose, including without limitation, any limit imposed to avoid or limit any financial accounting expense relating to the Award).

(f) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.

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(g) Clawback of Benefits.

(i) The Company may (A) cause the cancellation of any Award, (B) require reimbursement of any Award by a Participant or Beneficiary, and (C) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

(ii) If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Related Entity or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Related Entity, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement or otherwise specified by the Committee.

(g) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Related Entity, nor any of their respective officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(h) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(i) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

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(j) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(k) Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, in each case, without giving effect to principles of conflict of laws, and applicable federal law.

(l) Foreign Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(m) Plan Effective Date; Termination of Plan. The Plan shall become effective on the Effective Date. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated or have expired.

(n) Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

(o) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

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Exhibit B-2

Israeli Sub-Plan

SUB-PLAN – ISRAELI TAXPAYERS

Fuel Doctor Holdings, Inc.

2023 EQUITY INCENTIVE PLAN

1.	Special Provisions for Israeli Taxpayers

1.1. This Sub-Plan for Israeli taxpayers (the “Sub-Plan”) to the Fuel Doctor Holdings, Inc. 2023 Equity Incentive Plan, as may be amended from time to time (the “Plan”) is made in accordance with Section 9(l) of the Plan and was approved by the Board of Directors (the “Board”) of Fuel Doctor Holdings, Inc. (the “Company”) on June 25, 2023.

1.2. The provisions specified hereunder apply only to Participants who are deemed to be residents of the State of Israel for tax purposes or are otherwise subject to taxation in Israel with respect to Awards.

1.3. This Sub-Plan applies with respect to Awards, including for the avoidance of doubt, Options, Restricted Stock Awards, Restricted Stock Unit Awards and other equity-based awards, granted under the Plan settled solely in Shares. The purpose of this Sub-Plan is to establish certain rules and limitations applicable to Awards and Shares that may be granted or issued under the Plan from time to time, in compliance with the tax, securities and other applicable laws currently in force in the State of Israel. Except as otherwise provided by this Sub-Plan, all grants made pursuant to this Sub-Plan shall be governed by the terms of the Plan. This Sub-Plan complies with, and is subject to, the Ordinance and Section 102.

1.4. The Plan and this Sub-Plan shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions of this Sub-Plan shall govern.

2. Definitions Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Sub-Plan:

2.1. “Award” shall mean any Option, Restricted Stock, Restricted Stock Unit, Shares or any other Share-based Award granted under the Plan which are settled solely in Shares.

2.2. “3(i) Award” means an Award which is subject to taxation pursuant to Section 3(i) of the Ordinance which has been granted to any Participant who is not an Eligible 102 Participant.

2.3. “102 Capital Gains Track” means the tax alternative set forth in Section 102(b)(2) or (3) of the Ordinance, as applicable, pursuant to which all or a part of the income resulting from the sale of Shares is taxable as a capital gain.

2.4. “102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.

2.5. “102 Ordinary Income Track” means the tax alternative set forth in Section 102(b)(1) of the Ordinance pursuant to which income resulting from the sale of Shares derived from Awards is taxed as ordinary income.

2.6. “102 Ordinary Income Track Grant” means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Ordinary Income Track.

2.7. “102 Trustee Grant” means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Eligible 102 Participant and includes both 102 Capital Gains Track Grants and 102 Ordinary Income Track Grants.

2.8. “Affiliate” for the purposes of grants made under this Sub-Plan, means any affiliate of the Company that is an “employing company” within the meaning of Section 102(a) of the Ordinance.

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2.9. “Controlling Shareholder” as defined in Section 32(9) of the Ordinance currently defined as an individual who, prior to the grant or as a result of the grant, exercise or vesting of any Award, holds or would hold, directly or indirectly, in his name or with a “relative” (as defined in the ITO) (i) at least 10% of the outstanding Shares of the Company; (ii) at least 10% of the voting power of the Company, (iii) the right to hold or purchase 10% of the outstanding equity or voting power; (iv) the right to obtain at least 10% of the profits of the Company, or (v) the right to appoint a director in the Company.

2.10. “Deposit Requirements” means with respect to a 102 Trustee Grant, the requirement to evidence deposit of an Award with the Trustee, in accordance with Section 102, in order to qualify as a 102 Trustee Grant. As of the time of approval of this Sub-Plan, the ITA guidelines regarding Deposit Requirements for 102 Capital Gains Track Grants require that the Trustee be provided with (a) a copy of resolutions approving Awards intended to qualify as 102 Capital Gains Track Grants within 45 days of the date of Committee’s approval of such Award, including full details of the terms of the Awards, (b) a copy of the Award Agreement executed by the Eligible 102 Participant and/or the Eligible 102 Participant’s consent to the requirements of the 102 Capital Gains Track Grant within 90 days of the Committee’s approval of such Award, and (c) with respect to Restricted Stock or Restricted Stock Unit, either a share certificate and copy of the Company’s share register evidencing issuance of the Shares underlying such Award in the name of the Trustee for the benefit of the Eligible 102 Participant, or deposit of the Shares with a financial institution in an account administered in the name of the Trustee, as applicable, in each case, within 90 days of the date of the Committee’s approval of such Award.

2.11. “Election” means the Company’s or its Affiliate’s choice of the type of 102 Trustee Grants it will make under the Plan (as between 102 Capital Gains Track Grants or 102 Ordinary Income Track Grants), as filed with the ITA.

2.12. “Eligible 102 Participant” means a Participant who is employed by an Israeli company being the Company or its Affiliates and an individual who is serving and engaged personally (and not through an entity) as a director or an office holder, who is not a Controlling Shareholder.

2.13. “Israeli Fair Market Value” means with respect to 102 Capital Gains Track Grants only, for the sole purpose of determining tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant, the Israeli Fair Market Value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

2.14. “ITA” means the Israeli Tax Authority.

2.15. “Non-Trustee Grant” means an Award granted to an Eligible 102 Participant pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

2.16. “Ordinance” means the Israeli Income Tax Ordinance (New Version) 5271-1961 and the rules (including the Rules), regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Rules, all as may be amended from time to time.

2.17. “Required Holding Period” means the requisite period prescribed by the Ordinance and the Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which 102 Trustee Grants granted by the Company must be held by the Trustee for the benefit of the person to whom it was granted. As of the date of the adoption of this Sub-Plan, the Required Holding Period for 102 Capital Gains Track Grants is 24 months from the date of grant of the Award and for 102 Ordinary Income Track Grant is 12 months from the date of grant of the Award.

2.18. “Rules” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003.

2.19. “Section 102” means the provisions of Section 102 of the Ordinance, as amended from time to time, including by the Law Amending the Income Tax Ordinance (Number 132), 2002, effective as of January 1, 2003 and by the Law Amending the Income Tax Ordinance (Number 147), 2005.

2.20. “Trustee” means a person or entity designated by the Board to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the Ordinance.

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3.	Types of Awards and Section 102 Election

3.1. Awards made pursuant to Section 102 shall be made pursuant to either (a) Section 102(b)(2) or (3) (as applicable) of the Ordinance as 102 Capital Gains Track Grants or (b) Section 102(b)(1) of the Ordinance as 102 Ordinary Income Track Grants. The Company’s Election regarding the type of 102 Trustee Grant it chooses to make shall be filed with the ITA. Once the Company (or its Affiliate) has filed such Election, it may change the type of 102 Trustee Grant that it chooses to make only after the passage of at least 12 months from the end of the calendar year in which the first grant was made in accordance with the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants to Eligible 102 Participants at any time.

3.2. Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants under this Sub-Plan. Participants who are not Eligible 102 Participants may be granted only 3(i) Awards under this Sub-Plan.

3.3. No 102 Trustee Grants may be made effective pursuant to this Sub-Plan until 30 days after the date upon which the requisite filings required by the Ordinance and the Rules have been made with the ITA, including the filing of the Plan and this Sub-Plan.

3.4. The Award Agreement shall indicate whether the grant is a 102 Trustee Grant, a Non-Trustee Grant or a 3(i) Award; and, if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant.

4.	Terms and Conditions of 102 Trustee Grants

4.1. Each 102 Trustee Grant will be deemed granted on the date approved by the Committee and stated in a written or electronic notice by the Company, provided that the Participant has signed all documents required by the Company or pursuant to applicable law, and that the Company has also complied with all applicable Deposit Requirements.

4.2. Each 102 Trustee Grant granted to an Eligible 102 Participant and each certificate for Shares acquired pursuant to a 102 Trustee Grant shall be deposited with a Trustee in compliance with the Deposit Requirements and held in trust for the benefit of the Eligible 102 Participant for the Required Holding Period by the Trustee (or be subject to a supervisory trustee arrangement if approved by the ITA). After termination of the Required Holding Period, the Trustee may release such Awards and any Shares issued with respect to such Awards, provided that either (a) the Trustee has received an acknowledgment from the ITA that the Eligible 102 Participant has paid any applicable tax due pursuant to the Ordinance, or (b) the Trustee and/or the Company or its Affiliate withholds any applicable tax due pursuant to the Ordinance. The Trustee shall not release any 102 Trustee Grants or shares issued with respect to the 102 Trustee Grants prior to the full payment of the Eligible 102 Participant’s tax liabilities.

4.3. Each 102 Trustee Grant shall be subject to the relevant terms of Section 102 and the Ordinance, which shall be deemed an integral part of the 102 Trustee Grant and shall prevail over any term contained in the Plan, this Sub-Plan or Award Agreement that is not consistent therewith. Any provision of the Ordinance and any approvals of the ITA not expressly specified in this Sub-Plan or any document evidencing an Award that are necessary to receive or maintain any tax benefit pursuant to the Section 102 shall be binding on the Eligible 102 Participant. The Trustee and the Eligible 102 Participant granted a 102 Trustee Grant shall comply with the Ordinance, and the terms and conditions of the trust agreement entered into between the Company and the Trustee. For avoidance of doubt, it is reiterated that compliance with the Ordinance specifically includes compliance with the Rules. Further, the Eligible 102 Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102 and the Deposit Requirements. With respect to 102 Capital Gain Track Grants, to the extent that the Shares are listed on any established stock exchange or a national market system, the provisions of Section 102(b)(3) of the Ordinance and the Israeli Fair Market Value will apply with respect to the Israeli tax rate applicable to such Awards (including Restricted Stock Units and Options whose exercise price is lower than the Israeli Fair Market Value of the Shares on the date of grant).

4.4. During the applicable Required Holding Period, the Eligible 102 Participant shall not require the Trustee to release or sell the Awards and Shares received subsequently following any realization of rights derived from Awards or Shares (including share dividends) to the Eligible 102 Participant or to a third party, unless permitted to do so by applicable law. Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (a) all taxes required to be paid upon the release and transfer of the Shares have been withheld for transfer to the tax authorities, and (b) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, any applicable Award Agreement and applicable law. To avoid doubt such sale or release during the applicable Required Holding Period will result in different tax ramifications to the Eligible 102 Participant under Section 102 of the Ordinance and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Participant (including tax and mandatory payments otherwise payable by the Company or its Affiliates, which would not apply absent a sale or release during the applicable Required Holding Period).

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4.5. In the event a share dividend is declared and/or additional rights are granted with respect to Shares which derive from Awards granted as 102 Trustee Grants, such dividend and/or rights shall also be subject to the provisions of this Section 4 and the Required Holding Period for such dividend shares and/or rights shall be measured from the commencement of the Required Holding Period for the Award with respect to which the dividend was declared and/or rights granted. In the event of a cash dividend on Shares, the Trustee shall transfer the dividend proceeds to the Eligible 102 Participant, in accordance with the Plan, after deduction of taxes and mandatory payments, in compliance with applicable withholding requirements, and subject to any other requirements imposed by the ITA.

4.6. If an Award granted as a 102 Trustee Grant is exercised, vests or settled, as applicable, on account of which Shares are to be issued during the applicable Required Holding Period, the Shares issued upon such exercise, vesting or settlement, as applicable, shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant (or be subject to a supervisory trustee arrangement if approved by the ITA). If such an Award is exercised or settled after the Required Holding Period ends, the Shares issued upon such exercise or settlement shall, at the election of the Eligible 102 Participant, either (a) be issued in the name of the Trustee (or be subject to a supervisory trustee arrangement if approved by the ITA), or (b) be transferred to the Eligible 102 Participant directly, provided that the Eligible 102 Participant first complies with all applicable provisions of the Plan, this Sub-Plan and the applicable Award Agreement.

4.7. To avoid any doubt: (i) notwithstanding anything to the contrary in the Plan, payment upon exercise or purchase of Awards granted under the 102 Capital Gains Track, may only be paid by cash or check, and not by surrender of Shares, reduction of Shares pursuant to a net exercise or other forms of payment, unless and to the extent permitted under Section 102 and as authorized by the ITA (as applicable); (ii) notwithstanding anything to the contrary in the Plan, certain adjustments and amendments to the terms of Awards granted under the 102 Capital Gains Track, including pursuant to recapitalization events, repricings, share exchange programs, dividend adjustments and the like, may disqualify the Awards from benefitting from the tax benefits under the 102 Capital Gains Track, unless the prior approval of the ITA is obtained (as applicable); (iii) notwithstanding anything to the contrary in the Plan, Awards subject to performance criteria that are granted under the 102 Capital Gains Track must include objective, fixed and measurable performance criteria, defined and not subject to consideration after approval of the terms of the grant and must clearly define the maximum number of Shares to be issued upon vesting of the Award; (iv) notwithstanding anything to the contrary in the Plan, repurchase rights and call options with regard to Awards made as 102 Capital Gains Track Grants shall be subject to the approval of the ITA and any terms and conditions of such approval (as applicable), unless determined otherwise by the Committee. To clarify, the Committee has the discretion to choose not to implement any term or condition including but not limited to, the requirement to use a third-party expert to determine the Fair Market Value or Israeli Fair Market Value of the Shares on the date of the repurchase for purposes of setting the repurchase price. If the Committee exercises such discretion (i.e., it chooses not to implement a term or condition of the ITA approval), such act will not constitute an amendment of the terms of the Award and will not require the Participant’s approval or any other approval; (v) notwithstanding anything to the contrary in the Plan, the Clawback Policy will not apply with respect to Awards granted under the 102 Capital Gains Track, except and to the extent expressly authorized by the ITA subject to compliance with the requirements of Section 102; and (vi) notwithstanding anything to the contrary in the Plan, Awards granted under the 102 Capital Gains Track may only be settled in Shares and not in cash.

4.8. Any Award granted under the 102 Capital Gains Track is meant to comply in full with the terms and conditions of Section 102 and the requirements of the ITA, and therefore the Plan and the Sub-Plan are to be read such that they comply with the requirements of Section 102. Should any provision in the Plan and/or the Sub-Plan disqualify the Plan and/or the Sub-Plan and/or any Award granted under Section 102 Capital Gain Track granted thereunder from beneficial tax treatment pursuant to the provisions of Section 102, such provision shall not apply to such Awards and the underlying Shares unless the ITA provides approval of compliance with Section 102. For the avoidance of any doubt, and notwithstanding anything to the contrary in the Plan, it is clarified that the grant of certain types of equity-based Awards under the 102 Capital Gains Track are subject to the confirmation and approval of the ITA.

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5.	Assignability

As long as Awards or Shares are held by the Trustee on behalf of the Eligible 102 Participant, all rights of the Eligible 102 Participant over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

6.	Tax Consequences

6.1. Any tax consequences arising from the grant, vesting, settlement, exercise of any Award, the issuance, sale or transfer and payment for the Shares or the acquisition of Shares issued upon the exercise or vesting, as applicable, of any Award, from the sale or disposition of any Shares covered by an Award, or from any other event or act (of the Company and/or its Affiliates and/or the Trustee and/or the Participant) hereunder (including without limitation, any taxes and compulsory payments, such as National Insurance Institute and health tax payments) or otherwise relating to an Award or Shares issued thereupon, shall be borne solely by the Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

6.2. The Company or any of its Affiliates, and the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to an Award granted under the Plan and the exercise, vesting, sale, transfer or other disposition thereof, including, but not limited, to (a) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter payable or to be provided to a Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law; (b) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares; (c) withholding otherwise deliverable Shares having a Fair Market Value equal to the minimum amount statutorily required to be withheld; and/or (d) causing the exercise and sale of any Awards or Shares held by or on behalf of the Participant or selling a sufficient number of such Shares otherwise deliverable to a Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant behalf pursuant to the Participant’s authorization as expressed by acceptance of the Award under the terms herein), to the extent permitted by applicable law or pursuant to the approval of the ITA. In addition, the Participant will be required to pay any amount (including penalties) that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

6.3. The Company does not represent or undertake that an Award shall qualify for or comply with the requisites of any particular tax treatment (such as the 102 Capital Gains Track), nor shall the Company, its assignees or successors be required to take any action for the qualification of any Award under such tax treatment. The Company shall have no liability of any kind or nature or other obligation to indemnify or hold harmless a Participant or any Beneficiary in the event that, as a result of application of applicable law, actions by the Trustee or any position or interpretation of the ITA, or for any other reason whatsoever, an Award shall be deemed to not qualify for any particular tax treatment.

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6.4. With respect to Non-Trustee Grants, if the Eligible 102 Participant ceases to be employed by the Company or any Affiliate, the Eligible 102 Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares to the satisfaction of the Company, all in accordance with the provisions of Section 102 and the Rules.

6.5. The Company and/or when applicable, the Trustee shall not be required to release any Share to an Israeli Participant until all required payments have been fully made. In the event that the Company, or its Affiliates, or the Trustee, as applicable, is uncertain as to the sum of the full tax payment due or which is subject to withholding, the Company or the Trustee, as applicable, may refuse to release the Shares until such time as the ITA verifies the sum of the full tax payment which is due, and no Participant shall have any claims in connection with such refusal. In addition, the Company shall not be obligated to honor the exercise or vesting of an Award by or on behalf of a Participant until all tax consequences (if any) arising from the exercise or vesting of such Award and/or sale or disposition of Shares and/or Award are resolved in a manner reasonably acceptable to the Company.

6.6. THE PARTICIPANT IS STRONGLY ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING, EXERCISING OR DISPOSING ANY AWARD IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE PARTICIPANT ON SUCH MATTERS, WHICH SHALL REMAIN THE SOLE RESPONSIBILITY OF THE PARTICIPANT.

7.	Securities Laws

All Awards hereunder shall be subject to compliance with the Israeli Securities Law, 1968, and the rules and regulations promulgated thereunder.

8.	Governing Law. The validity and enforceability of this Sub-Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws, except to the extent that mandatory provisions of the laws of the State of Israel apply, such as tax laws and labor laws.

9.	Unless determined otherwise by the Committee, as long as the Trustee holds the Shares received subsequently following any realization of rights derived from Awards or Shares, the voting rights attached to such Shares will remain with the Trustee. However, the Trustee shall not be obligated to exercise such voting rights nor notify the Participant of Shares held in the Trust, of any meeting of the Company’s shareholders or any resolutions adopted by written consent of shareholders.

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